                                                                      EXHIBIT 12


                      Ratio of Earnings to Fixed Charges
     and Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
                             (Dollars in millions)


                                                        THREE MONTHS ENDED                     NINE MONTHS ENDED
                                                ------------------------------           ----------------------------
                                                AUGUST 31           AUGUST 31            AUGUST 31          AUGUST 31
                                                  1998                1997                  1998              1997
                                                -------------      -----------           -------------     ----------

RATIO OF EARNINGS TO FIXED CHARGES
Earnings:
  Income before income taxes                       $   944             $ 1,106              $ 3,477           $ 2,917
  Add:  Fixed charges, net                           3,410               2,789               10,158             8,026
    Income before income taxes and                 --------            --------          ----------           --------
      fixed charges, net                           $ 4,354             $ 3,895              $13,635           $10,943
                                                   ========            ========          ==========           ========
Fixed charges:
  Total interest expense                           $ 3,377             $ 2,765              $10,076           $ 7,952
  Interest factor in rents                              33                  24                   82                74
                                                   --------            -------           ----------           -------
    Total fixed charges                            $ 3,410             $ 2,789              $10,158           $ 8,026
                                                   ========            =======           ==========           =======

Ratio of earnings to fixed charges                     1.3                 1.4                  1.3               1.4

RATIO OF EARNINGS TO FIXED CHARGES AND
  PREFERRED STOCK DIVIDENDS

Earnings:
  Income before income taxes                       $   944             $ 1,106              $ 3,477           $ 2,917
  Add:  Fixed charges, net                           3,410               2,789               10,158             8,026
    Income before income taxes and                 --------            --------             -------           -------
      fixed charges, net                           $ 4,354             $ 3,895              $13,635           $10,943
                                                   ========            ========             =======           =======
Fixed charges:
  Total interest expense                           $ 3,377             $ 2,765              $10,076           $ 7,952
  Interest factor in rents                              33                  24                   82                74
  Preferred stock dividends                             21                  24                   69                85
                                                   -------             -------              -------           -------

    Total fixed charges and preferred
      stock dividends                              $ 3,431             $ 2,813              $10,227           $ 8,111
                                                   =======             =======              =======           =======

Ratio of earnings to fixed charges and
  preferred stock dividends                            1.3                 1.4                  1.3               1.3



                                                                          FISCAL YEAR
                                                    -----------------------------------------------------

                                                         1997                 1996                  1995
                                                    -----------------------------------------------------

RATIO OF EARNINGS TO FIXED CHARGES
Earnings:
  Income before income taxes                           $ 4,274             $ 3,117               $ 2,292
  Add:  Fixed charges, net                              10,898               9,026                 8,285
    Income before income taxes and                     -------             -------               -------
      fixed charges, net                               $15,172             $12,143               $10,577
                                                       =======             =======               =======

Fixed charges:
  Total interest expense                               $10,806             $ 8,934               $ 8,190
  Interest factor in rents                                  92                  92                    95
                                                       -------             -------               -------
    Total fixed charges                                $10,898             $ 9,026               $ 8,285
                                                       =======             =======               =======

Ratio of earnings to fixed charges                         1.4                 1.3                   1.3

RATIO OF EARNINGS TO FIXED CHARGES AND
  PREFERRED STOCK DIVIDENDS

Earnings:
  Income before income taxes                           $ 4,274             $ 3,117               $ 2,292
  Add:  Fixed charges, net                              10,898               9,026                 8,285
    Income before income taxes and                     -------             -------               -------
      fixed charges, net                               $15,172             $12,143               $10,577
                                                       =======             =======               =======

Fixed charges:
  Total interest expense                               $10,806             $ 8,934               $ 8,190
  Interest factor in rents                                  92                  92                    95
  Preferred stock dividends                                110                 101                    95
                                                       -------             -------               -------

    Total fixed charges and preferred
      stock dividends                                  $11,008             $ 9,127               $ 8,380
                                                       =======             =======               =======

Ratio of earnings to fixed charges and
  preferred stock dividends                                1.4                 1.3                   1.3



"Earnings" consist of income before income taxes and fixed charges. "Fixed charges" consist of interest costs, including interest on deposits, and that portion of rent expense estimated to be representative of the interest factor. The preferred stock dividend amounts represent pre-tax earnings required to cover dividends on preferred stock.